                             DATED MARCH 12, 1999


                       SECURITIES AND EXHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                                Radio One, Inc.
            (Exact name of registrant as specified in its charter)


         Delaware                     333-30795                 52-1166660
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


        5900 Princess Garden Parkway, 8th Floor, Lanham, Maryland 20706
                   (address of principal executive offices)

      Registrant's telephone number, including area code:  (301) 306-1111

                                     NONE
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements Radio One, Inc.

      (a) Financial Statements Radio One, Inc.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                RADIO ONE, INC.

                                            By: /s/ Scott R. Royster
                                                ------------------------------
                                            Executive Vice President and Chief
                                            Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Radio One, Inc.:

   We have audited the accompanying consolidated balance sheets of Radio One, Inc. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Radio One, Inc. and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                          /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 11, 1999

                        RADIO ONE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        As of December 31, 1997 and 1998

                                                        1997          1998
                                                    ------------  ------------
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................ $  8,500,000  $  4,455,000
  Trade accounts receivable, net of allowance for
   doubtful accounts of $904,000 and $1,243,000,
   respectively....................................    8,722,000    12,026,000
  Prepaid expenses and other.......................      315,000       334,000
  Deferred taxes...................................          --        826,000
                                                    ------------  ------------
    Total current assets...........................   17,537,000    17,641,000
PROPERTY AND EQUIPMENT, net........................    4,432,000     6,717,000
INTANGIBLE ASSETS, net.............................   54,942,000   127,639,000
OTHER ASSETS.......................................    2,314,000     1,859,000
                                                    ------------  ------------
    Total assets................................... $ 79,225,000  $153,856,000
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable................................. $    258,000  $  1,190,000
  Accrued expenses.................................    3,029,000     3,708,000
  Income taxes payable.............................          --        143,000
                                                    ------------  ------------
    Total current liabilities......................    3,287,000     5,041,000
LONG-TERM DEBT AND DEFERRED INTEREST, net of
 current
 portion...........................................   74,954,000   131,739,000
DEFERRED TAX LIABILITY.............................          --     15,251,000
                                                    ------------  ------------
    Total liabilities..............................   78,241,000   152,031,000
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
SENIOR CUMULATIVE REDEEMABLE PREFERRED STOCK:
  Series A, $.01 par value, 140,000 shares
   authorized, 84,843 shares
   issued and outstanding..........................    9,310,000    10,816,000
  Series B, $.01 par value, 150,000 shares
   authorized, 124,467 shares
   issued and outstanding..........................   13,658,000    15,868,000
STOCKHOLDERS' DEFICIT:
  Common stock--Class A, $.01 par value, 1,000
   shares authorized, 138.45 shares
   issued and outstanding..........................          --            --
  Common stock--Class B, $.01 par value, 1,000
   shares authorized,
   no shares issued and outstanding................          --            --
  Additional paid-in capital.......................          --            --
  Accumulated deficit..............................  (21,984,000)  (24,859,000)
                                                    ------------  ------------
    Total stockholders' deficit....................  (21,984,000)  (24,859,000)
                                                    ------------  ------------
    Total liabilities and stockholders' deficit.... $ 79,225,000  $153,856,000
                                                    ============  ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                        RADIO ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1996, 1997 and 1998

                                             1996         1997         1998
                                          -----------  -----------  -----------
REVENUE:
  Broadcast revenue, including barter
   revenue of $1,122,000, $1,010,000 and
   $644,000, respectively...............  $27,027,000  $36,955,000  $52,696,000
  Less: Agency commissions..............    3,325,000    4,588,000    6,587,000
                                          -----------  -----------  -----------
    Net broadcast revenue...............   23,702,000   32,367,000   46,109,000
                                          -----------  -----------  -----------
OPERATING EXPENSES:
  Program and technical.................    4,157,000    5,934,000    8,015,000
  Selling, general and administrative...    9,770,000   12,914,000   16,486,000
  Corporate expenses....................    1,793,000    2,155,000    2,800,000
  Depreciation and amortization.........    4,262,000    5,828,000    8,445,000
                                          -----------  -----------  -----------
    Total operating expenses............   19,982,000   26,831,000   35,746,000
                                          -----------  -----------  -----------
    Operating income....................    3,720,000    5,536,000   10,363,000
INTEREST EXPENSE, including amortization
 of deferred financing costs............    7,252,000    8,910,000   11,455,000
OTHER (EXPENSE) INCOME, net.............      (77,000)     415,000      358,000
                                          -----------  -----------  -----------
  Loss before benefit from income
   taxes and extraordinary item.........   (3,609,000)  (2,959,000)    (734,000)
BENEFIT FROM INCOME TAXES...............          --           --     1,575,000
                                          -----------  -----------  -----------
  (Loss) income before extraordinary
   item.................................   (3,609,000)  (2,959,000)     841,000
EXTRAORDINARY ITEM:
  Loss on early retirement of debt......          --     1,985,000          --
                                          -----------  -----------  -----------
    Net (loss) income...................  $(3,609,000) $(4,944,000) $   841,000
                                          ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                        RADIO ONE, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
              For the Years Ended December 31, 1996, 1997 and 1998

                         Common  Common  Common  Additional                    Total
                          Stock   Stock   Stock   Paid-In    Accumulated   Stockholders'
                         Class A Class B Class C  Capital      Deficit        Deficit
                         ------- ------- ------- ----------  ------------  -------------
BALANCE, as of December
 31, 1995............... $  --   $  --   $  --   $1,205,000  $(12,599,000) $(11,394,000)
  Net loss..............    --      --      --          --     (3,609,000)   (3,609,000)
                         ------  ------  ------  ----------  ------------  ------------
BALANCE, as of December
 31, 1996...............    --      --      --    1,205,000   (16,208,000)  (15,003,000)
  Net loss..............    --      --      --          --     (4,944,000)   (4,944,000)
  Effect of conversion
   to C corporation.....    --      --      --   (1,205,000)    1,205,000           --
  Preferred stock
   dividends............    --      --      --          --     (2,037,000)   (2,037,000)
                         ------  ------  ------  ----------  ------------  ------------
BALANCE, as of December
 31, 1997...............    --      --      --          --    (21,984,000)  (21,984,000)
  Net income............    --      --      --          --        841,000       841,000
  Preferred stock
   dividends............    --      --      --          --     (3,716,000)   (3,716,000)
                         ------  ------  ------  ----------  ------------  ------------
BALANCE, as of December
 31, 1998............... $  --   $  --   $  --   $      --   $(24,859,000) $(24,859,000)
                         ======  ======  ======  ==========  ============  ============

 The accompanying notes are an integral part of these consolidated statements.

                        RADIO ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1996, 1997 and 1998

                                          1996          1997          1998
                                       -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income................... $(3,609,000) $ (4,944,000) $    841,000
  Adjustments to reconcile net (loss)
   income to net cash
   from operating activities:
    Depreciation and amortization.....   4,262,000     5,828,000     8,445,000
    Amortization of debt financing
     costs, unamortized
     discount and deferred interest...   3,005,000     3,270,000     4,110,000
    Loss on disposals.................     153,000           --            --
    Loss on extinguishment of debt....         --      1,985,000           --
    Deferred income taxes and
     reduction in valuation
     reserve on deferred taxes........         --            --     (2,038,000)
    Effect of change in operating
     assets and liabilities--
      Trade accounts receivable.......    (656,000)   (2,302,000)   (1,933,000)
      Prepaid expenses and other......     114,000      (198,000)       (4,000)
      Other assets....................     (71,000)     (147,000)   (1,391,000)
      Accounts payable................    (818,000)     (131,000)      830,000
      Accrued expenses................     234,000     1,576,000       296,000
      Income tax payable..............         --            --        143,000
                                       -----------  ------------  ------------
        Net cash flows from operating
         activities...................   2,614,000     4,937,000     9,299,000
                                       -----------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..    (252,000)   (2,035,000)   (2,236,000)
  Proceeds from disposal of property
   and equipment......................         --            --        150,000
  Deposits and payments for station
   purchases..........................  (1,000,000)  (21,164,000)  (59,085,000)
                                       -----------  ------------  ------------
        Net cash flows from investing
         activities...................  (1,252,000)  (23,199,000)  (61,171,000)
                                       -----------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt...................  (2,408,000)  (45,599,000)     (485,000)
  Proceeds from new debt..............      51,000    72,750,000    49,350,000
  Deferred debt financing costs.......         --     (2,148,000)   (1,038,000)
  Financed equipment purchases........         --         51,000           --
                                       -----------  ------------  ------------
        Net cash flows from financing
         activities...................  (2,357,000)   25,054,000    47,827,000
                                       -----------  ------------  ------------
(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS..........................    (995,000)    6,792,000    (4,045,000)
CASH AND CASH EQUIVALENTS, beginning
 of year..............................   2,703,000     1,708,000     8,500,000
                                       -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
 year................................. $ 1,708,000  $  8,500,000  $  4,455,000
                                       ===========  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for--
    Interest.......................... $ 4,815,000  $  4,413,000  $  7,192,000
                                       ===========  ============  ============
    Income taxes...................... $    50,000  $        --   $    338,000
                                       ===========  ============  ============

 The accompanying notes are an integral part of these consolidated statements.

                        RADIO ONE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Business

   Radio One, Inc. (a Delaware corporation referred to as Radio One) and its subsidiaries, Radio One Licenses, Inc. and WYCB Acquisition Corporation (Delaware corporations), Broadcast Holdings, Inc. (a Washington, D.C. corporation), Bell Broadcasting Company (a Michigan corporation), Radio One of Detroit, Inc., Allur-Detroit, Inc. and Allur Licenses, Inc. (Delaware corporations) (collectively referred to as the Company) were organized to acquire, operate and maintain radio broadcasting stations. The Company owns and operates radio stations in Washington, D.C.; Baltimore, Maryland; Philadelphia, Pennsylvania; Detroit, Michigan; and Kingsley, Michigan markets. The Company is highly leveraged, which requires substantial semi-annual and other periodic interest payments and may impair the Company's ability to obtain additional working capital financing. The Company's operating results are significantly affected by its share of the audience in markets where it has stations.

   Radio One intends to offer Common A shares to the public in an initial public offering (IPO). The proceeds of the IPO will be used to repay certain outstanding debt, to finance pending and future acquisitions and for other general corporate purposes. Concurrent with the IPO, Radio One intends to issue $50,000,000 of Series C Preferred Stock and use the proceeds to redeem all of the existing Senior Cumulative Redeemable Preferred Stock, to retire debt or to finance pending and future acquisitions.

 Basis of Presentation

   The accompanying consolidated financial statements include the accounts of Radio One, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Acquisitions

   On December 28, 1998, Radio One purchased all of the outstanding stock of Allur-Detroit, Inc. (Allur), which owned one radio station in Detroit, Michigan, for approximately $26.5 million. Radio One financed this acquisition through a combination of cash and $24.0 million borrowed under the Company's line of credit. The acquisition of Allur resulted in the recording of approximately $31.7 million of intangible assets (including the recording of a deferred tax liability for the difference in book and tax basis in the assets acquired from the Allur purchase price being in excess of the net book value of Allur).

   On June 30, 1998, Radio One purchased all of the outstanding stock of Bell Broadcasting Company (Bell), which owned three radio stations in Michigan, for approximately $34.2 million. Radio One financed this acquisition through a combination of cash and approximately $25.4 million borrowed under the Company's line of credit. The acquisition of Bell resulted in the recording of approximately $42.5 million of intangible assets (including the recording of a deferred tax liability for the difference in book and tax basis in the assets acquired from the Bell purchase price being in excess of the net book value of
Bell).

   On March 16, 1998, WYCB Acquisition Corporation, an unrestricted subsidiary of Radio One, acquired all the stock of Broadcast Holdings, Inc. for $3,750,000. The acquisition was financed with a promissory note for $3,750,000 at 13%, due 2001, which pays quarterly cash interest payments at an annual rate of 10% through 2001, with the remaining interest being added to the principal.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998


   On February 8, 1997, under a local marketing agreement with the former owners of WDRE-FM licensed to Jenkintown, Pennsylvania, Radio One began to provide programming to and selling advertising for WDRE-FM. On May 19, 1997, Radio One acquired the broadcast assets of WDRE-FM for approximately $16,000,000. In connection with the purchase, Radio One entered into a three-year noncompete agreement totaling $4,000,000 with the former owners. Radio One financed this purchase with a portion of the proceeds from the issuance of approximately $85,500,000 of 12% Senior Subordinated Notes due 2004. Following this acquisition, Radio One converted the call letters of the radio station from WDRE-FM to WPHI-FM.

   The unaudited pro forma summary consolidated results of operations for the years ended December 31, 1996, 1997 and 1998, assuming the acquisitions of WPHI-FM, WYCB-AM, Bell Broadcasting and Allur-Detroit had occurred in the beginning of the fiscal years, are as follows:

                                           1996         1997         1998
                                        -----------  -----------  -----------
     Net broadcast revenue............. $33,021,000  $39,475,000  $50,988,000
     Operating expenses, excluding
      depreciation and amortization....  23,650,000   27,077,000   31,435,000
     Depreciation and amortization.....  12,742,000   12,165,000   12,115,000
     Interest expense..................  14,301,000   14,295,000   15,114,000
     Other (expense) income, net.......      16,000      666,000      322,000
     (Benefit) provision for income
      taxes............................  (7,979,000)  (6,360,000)  (4,064,000)
     Extraordinary loss................         --     1,985,000          --
                                        -----------  -----------  -----------
       Net loss........................ $(9,677,000) $(9,021,000) $(3,290,000)
                                        ===========  ===========  ===========

   On November 23, 1998, Radio One signed an agreement to purchase the assets of a radio station located in the St. Louis area, for approximately $13.6 million. Radio One made a deposit of approximately $700,000 towards the purchase price. This deposit is included in other assets in the accompanying consolidated balance sheet as of December 31, 1998.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash and money market accounts at various commercial banks. All cash equivalents have original maturities of 90 days or less. For cash and cash equivalents, cost approximates market value.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998

 Property and Equipment

   Property and equipment are recorded at cost and are being depreciated on a straight-line basis over various periods. The components of the Company's property and equipment as of December 31, 1997 and 1998, are as follows:

                                                                    Period of
                                              1997       1998     Depreciation
                                           ---------- ----------- -------------
   PROPERTY AND EQUIPMENT:
     Land................................. $  117,000 $   590,000      --
     Building and improvements............    148,000     248,000   31 years
     Transmitter towers...................  2,146,000   2,282,000 7 or 15 years
     Equipment............................  3,651,000   5,609,000 5 to 7 years
     Leasehold improvements...............  1,757,000   2,577,000 Life of Lease
                                           ---------- -----------
                                            7,819,000  11,306,000
     Less: Accumulated depreciation.......  3,387,000   4,589,000
                                           ---------- -----------
       Property and equipment, net........ $4,432,000 $ 6,717,000
                                           ========== ===========

   Depreciation expenses for the fiscal years ended December 31, 1996, 1997 and 1998, were $706,000, $746,000 and $1,202,000, respectively.

 Revenue Recognition

   In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

 Barter Arrangements

   The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenue. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

 Financial Instruments

   Financial instruments as of December 31, 1997 and 1998, consist of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses, long-term debt and preferred stock, all of which the carrying amounts approximate fair value except for the Senior Subordinated Notes as of December 31, 1998, which have a fair value of approximately $84.5 million, as compared to a carrying value of $78.5 million. The Company has estimated the fair value of the debt, based on its estimate of what rate it could have issued that debt as of December 31, 1998.

 Comprehensive Income

   The Company has adopted SFAS, No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive adjustments income for the periods presented.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998


 Segment Reporting

   The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, radio broadcasting. The Company came to this conclusion because the Company has one product or service, has the same type of customer and operating strategy in each market, operates in one regulatory environment, has only one management group that manages the entire Company and provides information on the Company's results as one segment to the key decision-maker to make decisions. All of the Company's revenue is derived from the eastern half of the United States.

 Common Stock

   The Company plans a stock split in conjunction with its planned IPO. The Company also plans to convert certain Class A Common Stock held by the principal stockholders to Class B Common Stock which will have ten votes per share, as compared to Class A Common Stock which has one vote per share, and certain of their Class A Common Stock to Class C Common Stock. Class C Common Stock will have no voting rights except as required by Delaware law.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998


2. INTANGIBLE ASSETS:

   Intangible assets are being amortized on a straight-line basis over various periods. The intangible asset balances and periods of amortization as of December 31, 1997 and 1998, are as follows:

                                                                   Period of
                                            1997         1998     Amortization
                                         ----------- ------------ ------------
   FCC broadcast license................ $56,179,000 $103,792,000  7-15 Years
   Goodwill.............................   7,609,000   39,272,000   15 Years
   Debt financing.......................   2,147,000    3,186,000 Life of Debt
   Favorable transmitter site and other
    intangibles.........................   1,922,000    1,924,000  6-17 Years
   Noncompete agreement.................   4,900,000    4,000,000   3 Years
                                         ----------- ------------
     Total..............................  72,757,000  152,174,000
     Less: Accumulated amortization.....  17,815,000   24,535,000
                                         ----------- ------------
     Net intangible assets.............. $54,942,000 $127,639,000
                                         =========== ============

   Amortization expense for the fiscal years ended December 31, 1996, 1997 and 1998, was $3,556,000, $5,082,000 and $7,243,000, respectively. The amortization of the deferred financing cost was charged to interest expense.

3. DEBT AND SENIOR CUMULATIVE REDEEMABLE PREFERRED STOCK:

   As of December 31, 1997 and 1998, the Company's outstanding debt is as follows:

                                                          1997         1998
                                                       ----------- ------------
   Senior subordinated notes (net of $10,640,000 and
    $7,020,000 unamortized discounts, respectively)... $74,838,000 $ 78,458,000
   Line of credit.....................................         --    49,350,000
   WYCB note payable and deferred interest............         --     3,841,000
   Other notes payable................................      35,000       23,000
   Capital lease obligations..........................      81,000       67,000
                                                       ----------- ------------
     Total, noncurrent................................ $74,954,000 $131,739,000
                                                       =========== ============

 Senior Subordinated Notes

   To finance the WPHI-FM acquisition (as discussed in Note 1) and to refinance certain other debt, Radio One issued approximately $85,500,000 of 12% Senior Subordinated Notes due 2004. The notes were sold at a discount, with the net proceeds to Radio One of approximately $72,750,000. The notes pay cash interest at 7% per annum through May 15, 2000, and at 12% thereafter. In connection with this debt offering, Radio One retired approximately $45,600,000 of debt outstanding under a NationsBank credit agreement with the proceeds from the offering. Radio One also exchanged approximately $20,900,000 of 15% Senior Cumulative Redeemable Preferred Stock which must be redeemed by May 2005, for an equal amount of Radio One's then outstanding subordinated notes and accrued interest.

   The 12% Notes due 2004 are redeemable at any time and from time to time at the option of the Company, in whole or in part, on or after May 15, 2001 at the redemption prices set forth in the 12% Notes due 2004, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to May 15, 2000, the Company may redeem, at its option, up to 25% of the aggregate original principal amount of the 12% Notes due 2004 with the net proceeds of one or more Public Equity Offerings at 112% of the Accreted Value thereof, together with accrued and unpaid interest, if any, to the date of redemption, as long as at least approximately $64.1 million of the aggregate principal amount of the 12% Notes due 2004 remains outstanding after each

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998

such redemption. Upon a Change of Control (as defined in the Indenture), the Company must commence an offer to repurchase the 12% Notes due 2004 at 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

 Lines of Credit

   To finance the Bell Broadcasting and Allur-Detroit Acquisitions during 1998, Radio One borrowed $49,350,000 from Credit Suisse First Boston, New York Branch, and other financial institutions which is to mature on December 31, 2003. This credit agreement bears interest at the Eurodollar rate plus an applicable margin. The average interest rate for the year ended December 31, 1998, was 7.58%. This credit agreement is secured by the property of the Company (other than Unrestricted Subsidiaries), and interest and proceeds of real estate and Key Man life insurance policies. During 1998, the month-end weighted average and the highest month-end balances were $28,779,000 and $49,350,000, respectively.

   As of December 31, 1997, Radio One had a $7,500,000 outstanding line of credit with NationBank. The interest rate was a base rate plus 1.375%. Radio One's collateral for this line of credit consisted of liens and security interest in all common and voting securities convertible or exchangeable into common stock of the Company and substantially all of its assets (other than WYCB Acquisition). This line of credit was not drawn on as of December 31, 1997. NationsBank was a participating financial institution in the line of credit above, and this line of credit agreement was terminated when the Company entered into the line of credit agreement with Credit Suisse First Boston and one other financial institution, as discussed above.

   During 1995, through a revolving credit agreement (the NationsBank Credit Agreement) with NationsBank of Texas, N.A. and the other lenders who were parties, Radio One borrowed $53,000,000 which was to mature on March 31, 2002. The NationsBank Credit Agreement was refinanced on May 19, 1997, as part of the Senior Subordinated Notes financing discussed above. The NationsBank Credit Agreement bore interest at the LIBOR 30-day rate, plus an applicable margin. The average interest rate for the years ending December 31, 1996 and 1997, was 8.25% and 9.28%, respectively. The credit agreement was secured by all property of the Company (other than unrestricted subsidiaries) and interest and proceeds of real estate and Key Man life insurance policies.

 Senior Cumulative Redeemable Preferred Stock

   On May 19, 1997, concurrent with the debt issuance, all of the holders of Radio One Subordinated Promissory Notes converted all of their existing subordinated notes consisting of approximately $17,000,000, together with any and all accrued interest thereon of approximately $3,900,000 and outstanding warrants, for shares of Senior Cumulative Redeemable Preferred Stock, which must be redeemed in May 2005, and stock warrants to purchase 147.04 shares of common stock. The Senior Cumulative Redeemable Preferred Stock can be redeemed at 100% of its liquidation value, which is the principal and accreted dividends. The dividends on each share accrues on a daily basis at a rate of 15% per annum. Preferred stock dividends of approximately $2,037,000 and $3,716,000 were accrued during the years ended December 31, 1997 and 1998, respectively. If Radio One does not redeem all of the issued and outstanding preferred shares on the mandatory redemption date or upon the occurrence of an event of noncompliance, the holders may elect to have the Dividend Rate increase to 18% per annum. In the event Radio One does not meet any required performance target relating exclusively to the operation of WPHI-FM, the Dividend Rate for each preferred share shall be increased to 17% per annum.

 Other Notes Payable

   During 1996, Radio One entered into two notes totaling $51,000 with NationsBank to purchase vehicles. These notes bear interest at 8.74% and 8.49%, require monthly principal and interest payments of $789 and $471 and mature on April 30, 2000, and December 2, 2000.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998


 Refinancing of Debt

   During 1997, Radio One retired $45,600,000 of outstanding debt. Associated with the retirement of the debt, Radio One incurred certain early prepayment penalties and legal fees, and had to write-off certain deferred financing costs associated with the debt retired. These costs amounted to $1,985,000 and were recorded as an extraordinary item in the accompanying statements of operations.

4. COMMITMENTS AND CONTINGENCIES:

 Leases

   Radio One has various operating leases for office space, studio space, broadcast towers and transmitter facilities which expire on various dates between May 1999 through October 15, 2003. One of these leases is for office and studio space in Baltimore, Maryland, and is with a partnership in which two of the partners are stockholders of the Company (see Note 6).

   The following is a schedule of the future minimum rental payments required under the operating leases that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1998.

           Year
           ----
        1999........................................................ $1,007,000
        2000........................................................  1,055,000
        2001........................................................  1,075,000
        2002........................................................    838,000
        2003........................................................    830,000
        Thereafter..................................................  4,578,000

   Total rent expense for the years ended December 31, 1996, 1997 and 1998, was $777,000, $809,000 and $888,000, respectively.

 FCC Broadcast Licenses

   Each of the Company's radio stations operates pursuant to one or more licenses issued by the Federal Communications Commission (FCC) that have a maximum term of eight years prior to renewal. The Company's radio operating licenses expire at various times from October 1, 2003, to August 1, 2006. Although the Company may apply to renew its FCC licenses, third parties may challenge the Company's renewal applications. The Company is not aware of any facts or circumstances that would prevent the Company from having its current licenses renewed.

 Litigation

   The Company has been named as a defendant in several legal actions occurring in the ordinary course of business. It is management's opinion, after consultation with its legal counsel, the outcome of these claims will not have a material adverse effect on the Company's financial position or results of operations.

5. INCOME TAXES:

   Effective January 1, 1996, Radio One elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code. As an S Corporation, the stockholders separately account for their pro-rata share of Radio One's income, deductions, losses and credits. Effective May 19, 1997, the Company's S Corporation status was terminated.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998

   In connection with the conversion to a C corporation, in accordance with SEC Staff Accounting Bulletin 4.B, Radio One transferred the amount of the undistributed losses up to the amount of additional paid-in capital at the date of conversion to additional paid-in capital.

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). Under SFAS 109, deferred income taxes reflect the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. Deferred taxes are based on tax laws as currently enacted.

   During 1998, the Company acquired the stock of three companies. Associated with these stock purchases, the Company allocated the purchase price to the related assets acquired, with the excess purchase price allocated to goodwill. In a stock purchase, for income tax purposes, the underlying assets of the acquired companies retain their historical tax basis. Accordingly, the Company recorded a deferred tax liability of approximately $16,863,000 related to the difference between the book and tax basis for all of the assets acquired (excluding goodwill). The result of recording this deferred tax liability is reflected as additional goodwill of $16,863,000 related to these acquisitions.

   A reconciliation of the statutory federal income taxes to the recorded income tax provision for the years ended December 31, 1996, 1997 and 1998, is as follows:

                                           1996         1997         1998
                                        -----------  -----------  -----------
   Statutory tax (@ 35% rate).......... $(1,263,000) $(1,730,000) $  (257,000)
   Effect of state taxes, net of
    federal............................    (217,000)    (245,000)     (29,000)
   Establishment of S corporation loss
    to its stockholders................   1,480,000      984,000          --
   Effect of net deferred tax asset in
    conversion to
    C corporation......................         --    (1,067,000)         --
   Nondeductible goodwill..............         --           --       769,000
   Valuation reserve...................         --     2,058,000   (2,058,000)
                                        -----------  -----------  -----------
     Benefit for income taxes.......... $       --   $       --   $(1,575,000)
                                        ===========  ===========  ===========

   The components of the provision for income taxes for the years ended December 31, 1997 and 1998, are as follows:

                                                        1997         1998
                                                     -----------  -----------
   Current.......................................... $       --   $   463,000
   Deferred.........................................    (991,000)      20,000
   Establishment of net deferred tax asset in
    conversion to C corporation.....................  (1,067,000)         --
   Valuation reserve................................   2,058,000   (2,058,000)
                                                     -----------  -----------
     Benefit for income taxes....................... $       --   $(1,575,000)
                                                     ===========  ===========

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998

   Deferred income taxes reflect the net tax effect of temporary differences between the financial statement and tax basis of assets and liabilities. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1998, are as follows:

                                                         1997          1998
                                                      -----------  ------------
   Deferred tax assets--
     FCC and other intangibles amortization.......... $   246,000  $  1,152,000
     Reserve for bad debts...........................     353,000       473,000
     NOL carryforward................................   1,746,000       400,000
     Accruals........................................         --        268,000
     Barter activity.................................         --         85,000
     Interest expense................................         --        479,000
     Other...........................................       2,000        20,000
                                                      -----------  ------------
       Total deferred tax assets.....................   2,347,000     2,877,000
                                                      -----------  ------------
   Deferred tax liabilities--
     FCC license.....................................         --    (16,525,000)
     Depreciation....................................    (279,000)     (539,000)
     Other...........................................     (10,000)     (238,000)
                                                      -----------  ------------
       Total deferred tax liabilities................    (289,000)  (17,302,000)
                                                      -----------  ------------
   Net deferred tax asset (liability)................   2,058,000   (14,425,000)
   Less: Valuation reserve...........................  (2,058,000)          --
                                                      -----------  ------------
   Net deferred taxes included in the accompanying
    consolidated balance sheets...................... $       --   $(14,425,000)
                                                      ===========  ============

   A 100% valuation reserve was applied against the net deferred tax asset as of December 31, 1997, as its realization was not more likely than not to be realized. During the year ended December 31, 1998, this valuation allowance was reversed as the deferred tax assets were likely to be realized.

   During 1998, the Company utilized its entire NOL carryforward, but acquired an approximate $1,200,000 net operating loss from the purchase of Allur-Detroit, Inc. This net operating loss acquired can only be utilized as Allur-Detroit, Inc. has taxable income.

6. RELATED PARTY TRANSACTIONS:

   Radio One leases office space for $8,000 per month from a partnership in which two of the partners are stockholders of Radio One (Note 4). Total rent paid to the stockholders for fiscal years 1996, 1997 and 1998, was $96,000, $96,000 and $96,000, respectively. Radio One also has a net receivable as of December 31, 1997 and 1998, of approximately $68,000 and $4,000, respectively, due from Radio One of Atlanta, Inc. (ROA), of which an executive officer and stockholder of Radio One is a major stockholder of ROA. Effective January 1, 1998 Radio One charged ROA a management fee of $300,000 per year, and prior to January 1, 1998, the fee was $100,000 per year.

   The stockholders of Radio One of Atlanta, Inc. have agreed in principle to sell their shares of Radio One of Atlanta, Inc. to the Company in exchange for shares of the Company's Common Stock.

   As of December 31, 1998, the Company has a loan outstanding of $380,000, and accrued interest of $7,000 from an officer. The loan is due May 2003 and bears interest at 5.6%.

                        RADIO ONE, INC. AND SUBSIDIARIES

                        December 31, 1996, 1997 and 1998


7. PROFIT SHARING:

   Radio One has a 401(k) profit sharing plan for its employees. Radio One can contribute to the plan at the discretion of its Board of Directors. Radio One made no contribution to the plan during fiscal year 1996, 1997 or 1998.

8. SUBSEQUENT EVENTS:

   In January 1999, the Company granted stock of the Company to an officer of the Company. This stock will vest over three years. The Company recognized compensation expense of approximately $200,000 during 1999, which is the estimated value of the stock on the grant date.

  On February 26, 1999, Radio One signed an asset purchase agreement for the broadcasting assets of two radio stations located in Richmond, Virginia, for approximately $12,000,000. The Company expects to complete this transaction during the second quarter of 1999.

   On February 10, 1999, Radio One signed an agreement to purchase the assets of a radio station located in the Richmond, Virginia, area for approximately $4,600,000. Radio One made a deposit of $200,000 related to this purchase.

   In February 1999, Radio One signed a letter of intent to purchase the broadcasting assets of two radio stations located in Cleveland, Ohio, for approximately $20,000,000. The Company expects to complete this transaction during the first half of 1999.

   In February 1999, Radio One signed a letter of intent to purchase the broadcasting assets of four radio stations located in Richmond, Virginia for approximately $34,000,000.

   In March 1999, the Company adopted a stock option and grant plan which provides for the issuance of qualified and nonqualified stock options and grants to full-time key employees. The Plan allows the issuance of common stock at the discretion of the Company's Board of Directors. There are no options currently outstanding under this plan.

   During 1999, the Company made a $1,000,000 investment in PNE Media Holdings, LLC, a privately-held outdoor advertising company.

   The Company has also signed a nonbinding letter of intent to acquire another radio station.